Exhibit 10.1

THIRD AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This THIRD AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is dated effective as of March 22 , 2024 (the “Amendment Effective Date”), by and between Neuraxis, Inc., a Delaware corporation (the “Company”) and Flagstaff International, LLC, a Delaware limited liability company (“Investor”). (the “Investor,” and together with the Company, the “Parties”).

RECITALS

WHEREAS, the Company and the Buyer entered into and executed that certain Securities Purchase Agreement, dated as of November 9, 2023, as amended by (i) the First Amendment to Securities Purchase Agreement, dated effective as of January 10, 2024 and (ii) the Second Amendment to Securities Purchase Agreement, dated effective as of February 7, 2024 (such Securities Purchase Agreement, together with all amendments, modifications, substitutions, or replacements thereof, collectively referred to as the “SPA”);

WHEREAS, the Parties have agreed to amend the SPA as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the SPA, except as otherwise specifically set forth herein.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the SPA, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Amendments to SPA.

4.1 The SPA is hereby amended by deleting Article II thereof in its entirety and replacing it with the following:

“Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, the Company shall sell to Investor, and Investor shall purchase from the Company, a convertible promissory note in the form annexed hereto as Exhibit C (the “Note,” which shall be a Transaction Document) for an aggregate purchase price of Five Million Dollars ($5,000,0000) (the “Purchase Price”) for conversion into 2,100,841 shares of Series B Preferred Stock. Investor shall pay the Purchase Price to the Company in fifteen (15) monthly installments, as follows:

(i)	Two Hundred Thousand Dollars ($200,000) on each of January 15, 2024, February 15, 2024, and March 15, 2024;
(ii)	Seven Hundred Thousand Dollars ($700,000) on April 15, 2024;
(iii)	Four Hundred Fifty Thousand Dollars ($450,000) on each of May 15, 2024 and June 15, 2024; and
(iv)	Three Hundred Thousand Dollars ($300,000) on June 15, 2024, and on the tenth (15th) day of each succeeding calendar month thereafter through and including February 15, 2025.
(v)	One Hundred Thousand Dollars ($100,000) on March 15, 2025.

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Each payment hereunder shall be made by wire transfer of immediately available funds to an account of the Company designated in writing by the Company to Investor. Notwithstanding the foregoing, at any time following the date on which (i) stockholder approval of an amendment to the Company’s Certificate of Incorporation to authorize the creation of the Series B Preferred Stock has been obtained and (ii) the Certificate of Designation has been filed with the Secretary of State of the State of Delaware, at the Company’s sole option, it shall have the right to sell a certain number of Shares each month in lieu of the Investor funding amounts under the Note to the Company for a purchase amount equal to each monthly purchase amount set forth above.

Section 2.02 Transactions Effected at the Closing.

(a)	At the Closing, Investor shall deliver to the Company:

(i) the Transaction Documents and all other agreements, documents, instruments, or certificates required to be delivered by Investor at or prior to the Closing pursuant to Section 5.03 of this Agreement.

(b)	At the Closing, the Company shall deliver to Investor:

(i) the Note; and

(ii) the Transaction Documents and all other agreements, documents, instruments, or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 5.02 of this Agreement.

Section 2.03 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Note contemplated hereby shall take place at a closing (the “Closing”), on or before January 10, 2024, which Closing shall be held at 10:00 a.m., Eastern Time, remotely by electronic mail or at such other time or on such other date or at such other place or by such other method as the Company and Investor may mutually agree upon orally or in writing (the day on which the Closing takes place, the “Closing Date”).

Section 2.04 Use of Proceeds. The Company shall use the proceeds from the issuance of the Note solely for the Company’s working capital and general corporate purposes. The Company shall not use any of such proceeds to pay any dividends or distributions or to pay or advance any funds to any of its officers, directors or Affiliates.”

4.2 Appendix A is hereby added to the SPA as Exhibit A in replacement of the existing Exhibit A.

4.3 Appendix B is hereby added to the SPA as Exhibit C in replacement of the existing Exhibit C.

5. Effect on Agreement and Transaction Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the SPA and the other Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

6. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

NEURAXIS, INC.

By:	/s/ Brian Carrico
Name:	Brian Carrico
Title:	President and CEO

FLAGSTAFF INTERNATIONAL, LLC

By:	/s/ Rick Salas
Name:	Rick Salas
Title:	Manager

APPENDIX A

CERTIFICATE OF DESIGNATION

APPENDIX B

FORM OF SECOND AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE